Exhibit 99.1
SETTLEMENT AGREEMENT AND RELEASE
     This Settlement Agreement and Release (the “Agreement”) is made and entered into as of December 18, 2006 by and between Dana Corporation (“Dana”) and its affiliated debtors and debtors in possession (collectively, the “Debtors” and individually a “Debtor”), and Dana Credit Corporation (“DCC”) and its direct and indirect subsidiaries (collectively with DCC, “Dana Credit”). The Debtors and DCC are sometimes collectively referred to herein as the “Parties.”
Recitals
     This Agreement is made with respect to the following facts:
     WHEREAS, on March 3, 2006 (the “Petition Date”), the Debtors commenced reorganization cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), jointly administered under case number 06-10354 (BRL);
     WHEREAS, DCC is a subsidiary of Dana but is not a Debtor;
     WHEREAS, Dana and its non-debtor and debtor subsidiaries file a consolidated federal tax return and file consolidated or combined state tax returns where allowable;
     WHEREAS, tax benefits and liabilities as between Dana and Dana Credit are computed under an intercompany tax sharing agreement between Dana and DCC (the “Tax Sharing Agreement”);
     WHEREAS, the Debtors and Dana Credit are also parties to various leases, agreements and arrangements that give rise to intercompany claims by and between them;
     WHEREAS, DCC is indebted under notes issued from time to time under a number of note agreements (the “DCC Notes”) in the aggregate principal amount of approximately $399 million;
     WHEREAS, excluding certain contingent claims asserted by the Pension Benefit Guaranty Corporation and other contingent and/or unliquidated claims that are not expected by DCC to become fixed and liquidated claims, DCC represents that it has no debt other than the approximately $420 owed under the DCC Notes and, at any given time, amounts that may be due for professional fees and ordinary course operating expenses;
     WHEREAS, following Dana’s bankruptcy filing in March 2006, the holders of a majority of the outstanding principal amount of DCC Notes formed an Ad Hoc Committee of DCC Noteholders (the “Ad Hoc Committee”) which has asserted that the DCC Notes became immediately due and payable without notice, presentment, demand, protest or other action of any kind as a result of the commencement of Dana’s bankruptcy;
     WHEREAS, the Debtors and Dana Credit assert various claims against each other, including but not limited to claims related to transfers;

     WHEREAS, the holders of the DCC Notes (the “DCC Noteholders”) also assert various claims against the Debtors and DCC;
     WHEREAS, on August 25, 2006, the Debtors, Dana Credit and certain DCC Noteholders entered into a tolling agreement (the “Tolling Agreement”) which extended any applicable statute of limitation for claims Dana Credit or the DCC Noteholders might assert against the Debtors;
     WHEREAS, on July 7, 2006, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 3003(3) Setting a Final Date to File Proofs of Claim (the “Bar Date Motion”). The Bar Date Motion sought an order setting September 21, 2006 (the “Bar Date”) as the last day for creditors to file proofs of claim against the Debtors. The relief requested in the Bar Date Motion was granted by an order entered on July 19, 2006 (the “Bar Date Order”);
     WHEREAS, on September 20, 2006, Dana Credit, the DCC Noteholders and the Debtors filed a Stipulation and Proposed Order requesting an extension of the Bar Date with this Court;
     WHEREAS, on October 16, 2006, this Court “So Ordered” the Stipulation extending the Bar Date, solely for Dana Credit and the DCC Noteholders, through and including October 23, 2006;
     WHEREAS, on October 19, 2006, Dana Credit, the DCC Noteholders and the Debtors filed a Stipulation and Proposed Order extending the Bar Date, solely for Dana Credit and the DCC Noteholders to December 7, 2006 (the “Second Stipulation”);
     WHEREAS, on October 31, 2006, the Court “So Ordered” the Second Stipulation extending the Bar Date, solely for Dana Credit and the DCC Noteholders, through and including December 7, 2006; and
     WHEREAS, DCC, the Ad Hoc Committee and the Debtors have been engaged in settlement discussions for several months and have reached an agreement regarding the terms of a proposed forbearance agreement between DCC and the DCC Noteholders (the “Forbearance Agreement”). The Forbearance Agreement will be substantially in the form of the agreement attached hereto as Exhibit “A.” Pursuant to the terms of the proposed Forbearance Agreement, signatory DCC Noteholders (the “Forbearing Noteholders”) agree to release any and all claims they may have against Dana and for the period (the “Forbearance Period”) commencing on the effective date of the Forbearance Agreement and ending twenty-four months after the Implementation Date (as such term is defined therein), unless terminated sooner on account of a breach of the Forbearance Agreement, and the Forbearing Noteholders will not exercise rights or remedies under any of the DCC Note documents or applicable law. A condition of the Forbearance Agreement is the settlement of the claims asserted by Dana Credit against the Debtors and the settlement of certain claims the Debtors assert against Dana Credit.
     NOW, THEREFORE, for mutual consideration, which is hereby acknowledged, (including the covenants, promises, releases warranties, representations and payments contained herein) the Parties, each intending to be legally bound, hereby agree as follows:

1. Settlement.
     1.1 Settlement Effective Date.
          (a) The effective date of this Agreement (“Settlement Effective Date”) shall be the date on which each of the conditions to the effectiveness of the Settlement has been satisfied or waived, in writing, by each of the parties hereto.
          (b) This Agreement is conditioned upon:
               (i) The execution and delivery of this Agreement by the Parties;
               (ii) The satisfaction or waiver of all conditions precedent to the effectiveness of the Forbearance Agreement; and
               (iii) The entry by the Bankruptcy Court of an order approving the terms of this Agreement and such order becoming final and non-appealable (the “Approval Order”).
     1.2 Settlement Terms
          (a) Allowance of Prepetition Intercompany Claim. All of Dana Credit’s prepetition claims against the Debtors, including any claims arising from or related to the Tax Sharing Agreement, shall be allowed as a general unsecured claim in favor of DCC against Dana in the aggregate amount of $325,000,000 (the “Intercompany Claim”) and shall not be subject to reduction for any reason, including, without limitation, on account of any right of setoff or recoupment. Dana hereby waives any and all rights to reduce the allowed amount of the Intercompany Claim. It is acknowledged by Dana that the Intercompany Claim accrued and continues to accrue interest at the Federal Judgment Rate from the Petition Date through and including the date on which the Intercompany Claim is paid in full or is otherwise discharged; provided, however that Dana does not waive its right to object to the allowance of any claim for interest accruing on the Intercompany Claim pursuant to Bankruptcy Code section 502(b) and DCC does not waive any of its rights to oppose any such objection on any basis. The Intercompany Claim may not be amended at any time and, except for the Intercompany Claim, Dana Credit shall not assert any other prepetition claims against any of the Debtors.
          (b) Sale or Transfer of Intercompany Claim. If DCC intends to sell, assign or participate out all or any portion of the Intercompany Claim or any interest therein (a “Proposed Sale”) prior to the effective date of a plan of reorganization in the Debtor’s bankruptcy cases, it will provide Dana’s official creditor, equity and retiree committees (the “Committees”) and the Ad Hoc Committee no less than 10 days written notice (the “Notice”) of such intention. If, prior to the expiration of the 10-day notice period, any of the Committees or the Ad Hoc Committee serves on Dana, DCC, the other Committees and the Ad Hoc Committee (if it is not the serving party), and files with the Bankruptcy Court, under seal, a written objection to a Proposed Sale, then no sale shall take place pending the determination of the Bankruptcy Court at a hearing to be scheduled by Dana on the first available date that is at least 21 days after delivery of the Notice. All pleadings filed with the Bankruptcy Court with regard to a Proposed Sale will be sealed and Dana, DCC, the Committees and the Forbearing Noteholders shall have standing to appear and be heard on all issues with regard to a Proposed Sale, including any

          (c) objection to the Proposed Sale by either Committee that could have been raised absent the settlement. All parties will cooperate and respond to informal and expedited information and discovery requests in a manner that takes into account the accelerated hearing schedule. Dana, DCC, and the Committees will use their best efforts to ensure any distributions of securities made on account of the Intercompany Claim pursuant to a plan receive the benefit of the exemption from securities laws set forth in section 1145 of the Bankruptcy Code.
          (d) Termination of Tax Sharing Agreement. The Tax Sharing Agreement shall be deemed terminated as of the Settlement Effective Date.
          (e) Waiver of Administrative Claims. Dana Credit hereby waives and releases any claims against the Debtors for amounts due Dana Credit after the Petition Date and through the Settlement Effective Date.
          (f) Administrative Claims Following Settlement Effective Date. After the Settlement Effective Date, the Debtors and Dana shall, on a monthly basis, settle their intercompany obligations. Thus, the applicable Debtor shall timely make cash payments to the applicable Dana Credit entity of all rental or other amounts that become due after the Settlement Effective Date under any lease of real or personal property between such Debtor and a Dana Credit entity or pursuant to any other arrangement where a Debtor uses property of a Dana Credit entity and vice versa; provided, however, that such payments shall be net of any amounts owed to any Debtor by any Dana Credit entity after the Settlement Effective Date for ordinary course operating expenses. With respect to tax liabilities and attributes after the Settlement Effective Date, if a state or federal tax or attribute is incurred in a jurisdiction where Dana ordinarily files a consolidated or combined return, Dana will include any Dana Credit liability in its consolidated or combined return and there will be no obligation on the part of Dana Credit to reimburse Dana for any tax liabilities included in such return or for Dana to reimburse Dana Credit for any tax attributes. Dana Credit will continue to file tax returns and pay any tax liabilities in jurisdictions where tax returns are not filed on a consolidated or combined basis with Dana.
          (g) Release of Real Property Escrow Funds to Dana. Dana Credit shall consent to the release to Dana of the currently escrowed proceeds from the sale of the Richards Road and Owensboro properties and hereby waives any right to receive any portion of the proceeds from such escrow accounts.
          (h) Extension of Time to Assume or Reject Leases. The time for the Debtors to assume or reject unexpired leases of non-residential real property between the Debtors, as lessee, and Dana Credit, as lessor, shall be extended until the date of entry of an order confirming a plan of reorganization in the Debtors’ cases.
2. Releases.
     2.1 Debtors’ Release. Except for the rights expressly arising out of, provided for, or reserved in this Agreement, upon the Settlement Effective Date, Dana Credit hereby releases, waives, withdraws, dismisses and forever discharges the Debtors and their respective parents, subsidiaries, affiliates, divisions, principals, directors, officers, shareholders, employees, agents, attorneys, successors, assigns, insurers, heirs and executors (excluding any Dana Credit entity), from any and all liabilities, torts, causes of action, or any debts, obligations, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, executions, costs, claims and demands whatsoever in law or in equity and any other obligation of any kind or nature whether known, unknown, suspected or unsuspected, fixed or contingent, concealed or hidden, latent or patent, (including but not limited to any claims existing or that otherwise might arise under the Tax Sharing Agreement), which any Dana Credit entity has against any Debtor as of the date of this Agreement.
     2.2 Dana Credit Release. Except for the rights expressly arising out of, provided for, or reserved in this Agreement, or with respect to any representations expressly made in the Settlement Agreement, upon the Settlement Effective Date, the Debtors hereby release, waive, withdraw, dismiss and forever discharge Dana Credit and their respective parents, subsidiaries, affiliates, divisions, principals, directors, officers, shareholders, employees, agents, attorneys, successors, assigns, insurers, heirs and executors from any and all liabilities, torts, causes of action, or any debts, obligations, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, executions, costs, claims and demands whatsoever in law or in equity and any other obligation of any kind or nature whether known, unknown, suspected or unsuspected, fixed or contingent, concealed or hidden, latent or patent (including but not limited to any claims existing or that otherwise might arise under the Tax Sharing Agreement ), which any Debtor has against Dana Credit as of the date of this Agreement.
     2.3 With respect to the releases set forth in sections 2.1 and 2.2 above, each of the Parties, upon such releases becoming effective, shall be deemed to have expressly, knowingly and intentionally waived for themselves and for their respective legal successors and assigns, the benefits and rights of any statute, rule, doctrine or common law principal of any jurisdiction whatsoever that provides, in substance, that a general release does not extend to claims which the releasing party does not know or suspect to exist in his favor at the time of executing the release, which if known would have materially affected the decision to execute the release. The Parties each acknowledge that they have received independent legal advice from their attorneys with respect to this waiver and acknowledge that this waiver is a material inducement to and consideration for each Party’s execution of the Agreement.
     2.4 Each Party acknowledges that its counsel has reviewed this Agreement and it, he, or she, has been advised by such counsel concerning the import and effect and the advisability of entering into the releases and waivers contained in sections 2.1, 2.2, and 2.3 of the Agreement. Each Party understands that the releases set forth herein are intended to be full and complete releases of any and all claims or causes held by the releasing Parties against the releasees, including those claims or causes of action which may not yet exist because they are inchoate, and any and all claims or causes of action that might now exist but are not presently known to the Parties. Each Party understands and acknowledges that the significance and consequence of its waiver set forth in section 2.3 is that even if such Party eventually suffers or discovers additional claims or damages, no claim could be made for those claims or damages that are covered by the release given hereunder. Each Party also acknowledges that it intends these consequences even as to claims or damages that may exist as of the date hereof, but which for whatever reason such Party does not know exists, and which, if known, would materially affect such Party’s decision to execute this Agreement. The Parties intend this Agreement to be binding upon them regardless of any claims of mistake of law or fact, duress, or any other circumstance whatsoever in connection with any matter hereby dealt with or the negotiation and documentation of this

Agreement. In entering into this Agreement and releases provided for herein, each Party recognizes that no facts or representations are ever absolutely certain. Accordingly, except for representations explicitly set forth in this agreement, each Party assumes the risk that its understanding of the facts or the law was incorrect and the Parties shall not be entitled to set aside this Agreement or the releases provided for herein by reason thereof. The finality of the releases under this Agreement is a material factor inducing the Parties to enter into this Agreement. The Parties acknowledge that this Agreement has been negotiated at arm’s length by each of the Parties hereto and that each Party has participated in the drafting of this Agreement.
     2.5 The Parties represent and warrant that they currently own the claims and causes of action being released herein and have the legal right and authority to release and relinquish the claims now being released, as set forth hereinabove.
3. No Admissions. This Agreement is a settlement and compromise of disputed claims and any payment made hereunder is not (and is not to be construed as) an admission of liability by any Party. All parties should be presumed to have entered into this Agreement solely to avoid the costs and inconvenience of litigating their respective claims.
4. Advice of Counsel. Each of the Parties to this Agreement has read this Agreement and acknowledges that he, she or it has had the advice of counsel, and that no promise or representation of any kind, other than those set forth in this Agreement, has been made by any other Party or their representatives concerning the subject matter thereof.
5. Construction and Interpretation. Unless the context requires otherwise, singular nouns and pronouns used in this Agreement shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender. In the event of an ambiguity in, or controversy or claim arising out of, or relating to, the interpretation, application, or enforcement of, this Agreement, the Parties agree that no one will resolve any ambiguity in, or controversy or claim arising out of, or relating to, interpretation, application, or enforcement of, this Agreement by any rule providing for interpretation against the Party who causes the ambiguity to exist or against the draftsman.
6. Notices. Any notice given or demand made pursuant to this Agreement shall be made by hand-delivery, overnight mail or by certified mail, return receipt requested, to the following addresses:
If to the Debtors:
Debra Grassgreen
Pachulski Stang Ziehl Young Jones & Weintraub LLP
150 California Street, 15th Floor
San Francisco, CA 94111

If to Dana Credit Corporation:
Robert S. Hertzberg
Pepper Hamilton LLP
420 Lexington Avenue
Suite 2320
New York, NY 10170-2399
If to Forbearing Noteholders or Ad Hoc Committee:
Matthew Cantor
Kirkland & Ellis LLP
Citigroup Center, 153 East 53rd Street
New York, NY 10022-4675
7. Continuing Jurisdiction of the Bankruptcy Court. This Agreement is subject to and contingent upon the approval by the Bankruptcy Court. The Bankruptcy Court shall have exclusive jurisdiction to determine as a core proceeding any dispute or controversy with respect to the interpretation or enforcement of this Agreement. The Bankruptcy Court will retain jurisdiction over a Proposed Sale of the Intercompany Claim pursuant to the procedures described in paragraph 1.2 (b) above.
8. Execution of the Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9. Effective Recitals. The Recitals to this Agreement shall have the same binding force and effect as the numbered paragraphs of this Agreement.
10. Integration. This Agreement together with the Forbearance Agreement and the Security Agreement that will be contemporaneously executed embodies the entire agreement and understanding by and between the Parties hereto relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. No modification, amendment or waiver hereof shall be valid unless made in writing and signed by each party hereto.
11. Biding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors, predecessors, heirs, assigns, officers, directors, shareholders, employees, agents, and attorneys of the Parties to the extent provided by law
12. Titles and Captions. The Parties have inserted the paragraph titles in this Agreement only as a matter of convenience and for reference, and the paragraph titles in no way define, limit, extend, or describe the scope of this Agreement or the intent of the Parties in including any particular provision in this Agreement.
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     IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused their duly authorized representatives to sign this Agreement:

For the Debtors:	For Dana Credit:

/s/ Ted Stenger	/s/ Joseph A. Beham

CRO

Exhibit A
FORBEARANCE AGREEMENT
     This FORBEARANCE AGREEMENT, dated as of December 18, 2006 (this “Agreement”), is entered into by and among DANA CREDIT CORPORATION, a Delaware corporation (the “Company”), and each of the noteholders a party hereto (collectively, the “Forbearing Noteholders” and individually each a “Forbearing Noteholder”).
PRELIMINARY STATEMENTS:
     A. The Forbearing Noteholders are holders of some of the DCC Notes (as defined below).
     B. The Forbearing Noteholders have asserted that the DCC Notes became immediately due and payable as a result of the commencement by Dana Corporation, a Virginia corporation (“Dana”), on March 3, 2006 of a voluntary case (administered jointly with the related cases of certain domestic subsidiaries of Dana, the “Bankruptcy Case”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).
     C. The Company has requested that the Forbearing Noteholders forbear, and the Forbearing Noteholders have agreed to forbear, from exercising any rights and remedies with respect to any defaults that may now or hereafter exist with respect to the DCC Notes and forbear from seeking repayment of amounts due in respect of the DCC Notes.
     D. The Forbearing Noteholders are willing to agree to such forbearance on the terms and conditions set forth in this Agreement.
AGREEMENT:
     In consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:
     SECTION 1. DEFINITIONS.
     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:
     “Ad Hoc Committee” means the ad hoc committee comprised of certain Forbearing Holders with which the Company has negotiated the terms of this Agreement.
     “Bankruptcy Case” has the meaning specified in the Preliminary Statements.
     “Bankruptcy Court” has the meaning specified in the Preliminary Statements.
     “Cash Equivalents” means any of the following, to the extent having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (d), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $500,000,000, (c) repurchase obligations for the underlying securities of the types described in clause (a)

above, entered into with any bank meeting the qualifications specified in clause (b), (d) commercial paper issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (e) investments in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P and which are approved by the Bankruptcy Court or (f) in the case of investments by foreign Subsidiaries, other short-term investments in accordance with normal investment practices for cash management of a type analogous to the foregoing.
     “Collateral Agent” means [Wells Fargo Bank, N.A.], in its capacity as collateral agent under the Security Documents, and includes any successor or replacement collateral agent.
     “Collateral” means the “Collateral” as defined in the Security Agreement.
     “Company” has the meaning specified in the first paragraph of this Agreement.
     “Dana” has the meaning specified in the Preliminary Statements.
     “Dana Intercompany Claim” means the general unsecured claim of the Company against Dana in the amount and as described in the Settlement Agreement.
     “DCC” means the Company together with its direct and indirect subsidiaries.
     “DCC Notes” means, collectively, the Medium Term Notes and the Private Placement Notes.
     “Debtors” means, collectively, Dana and each of its subsidiaries that are debtors in possesion in the jointly-administered Bankruptcy Case.
     “Effective Date” has the meaning set forth in Section 7 hereof.
     “Excess Cash” means, as of any date, the aggregate amount of unrestricted cash held by the Company in the United States in excess of $7,500,000.
     “Existing DCC Note Documents” means, collectively, each promissory note executed and delivered in connection with the DCC Notes and each other document, instrument or agreement executed by the Company in favor of the Noteholders in connection with the foregoing, provided that (a) the Forbearance Documents shall not be deemed to be Existing DCC Note Documents and (b) the Operating Agreement shall be deemed to be an Existing DCC Note Document.
     “Forbearance Documents” means, collectively, this Agreement, the Settlement Agreement and the Security Documents, as any of the foregoing may from time to time be amended, restated or otherwise modified.
     “Forbearance Period” has the meaning set forth in Section 2.1 hereof.
     “Forbearing Notes” means the DCC Notes held by Forbearing Noteholders on the Effective Date.
     “Forbearing Noteholders” has the meaning set forth in the first paragraph hereof.
     “Investment” means (i) any direct or indirect purchase or other acquisition by a Person of any equity interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.
     “Lien” means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.
     “Medium Term Notes” means, collectively, the $500,000,000 8.375% Senior Notes due August 15, 2007. For the avoidance of doubt, the foregoing amount is the original principal amount of such notes and not necessarily the current outstanding principal balance.
     “Minimum Sales Price” means, for any Portfolio Asset, the amount listed with respect to such Portfolio Asset in Schedule 1 to this Agreement.
     “Minimum Quarterly Payment Amount” means, for each Quarterly Payment Date, the amount listed with respect thereto in Schedule 2 to this Agreement.
     “Note Default” means, with respect to the DCC Notes, any default or event of default, or any event or condition that with the passage of time or the giving of notice or both would constitute a default or event of default, now in existence or hereafter occurring under or in respect of the DCC Notes and the other Existing DCC Note Documents, including, but not limited, any default or event of default that may have occurred as a result of the Bankruptcy Cases.
     “Noteholder” means any holder of a DCC Note and shall include, without limitation, the Forbearing Noteholders.
     “Operating Agreement” means the Operating Agreement between Dana and the Company dated May 23, 1995, as the same may be amended from time to time.
     “Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.
     “Portfolio Asset” means each of the investments or assets of the Company or its Subsidiaries identified on Schedule 1 attached hereto.
     “Private Placement Notes” means, collectively, the (i) $35,000,000 6.93% Senior Note due April 8, 2006, (ii) $37,000,000 7.18% Senior Note due April 8, 2006, (iii) $30,000,000 7.91% Senior Notes due August 16, 2006, (iv) $30,000,000 6.88% Senior Note due August 28, 2006, (v) $13,000,000 7.03% Senior Notes due April 8, 2006 and (vi) $37,000,000 6.59% Senior Note due December 1, 2007. For the avoidance of doubt, the foregoing amounts are the original principal amounts of such notes and not necessarily the current outstanding principal balance.
     “Quarterly Payment Date” means December 28, 2006 and, thereafter, the first business day that is or that is after March 31, June 30, September 30 and December 31 of each year.
     “Requisite Forbearing Noteholders” means, at any time, Forbearing Noteholders holding not less than 51% of the aggregate outstanding principal amount of the DCC Notes held by the Forbearing Noteholders.

     “Restricted Payment” means a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any equity interest of the Company or as a dividend, return of capital or other distribution in respect of any of the Company’s equity interests.
     “Security Agreement” means a Security Agreement substantially in the form of Exhibit C attached hereto.
     “Security Documents” means, collectively, the Security Agreement, and each document, instrument or agreement executed in connection with the Security Agreement.
     “Settlement Agreement” means a Settlement Agreement substantially in the form of Exhibit B attached hereto.
     “SubCommittee” means a subcommittee of the Ad Hoc Committee consisting of                     ,                     , and                      or such other three members of the Ad Hoc Committee as shall be designated in writing to the Company by counsel to the Ad Hoc Committee.
     “Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the equity interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Company.
     “Tax Sharing Agreement” means the Tax Sharing Agreement between Dana and the Company dated as of May 15, 1982, as amended.
     “Termination Date” has the meaning set forth in Section 2.1 hereof.
     “Termination Event” has the meaning set forth in Section 6.1 hereof.
     “Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.
     SECTION 2. FORBEARANCE; FORBEARANCE PERIOD; PAYMENTS.
     2.1 Forbearance; Forbearance Period. For the period (the “Forbearance Period”) commencing on the Effective Date and ending on the date (the “Termination Date”) that is the earliest to occur of (a) the date the Forbearance Period is terminated in accordance with Section 6.1 hereof, (b) the later of (i) the allowance of any and all claims of the Company against Dana in the Bankruptcy Case and (ii) the effective date of a chapter 11 plan in the Bankruptcy Case, and (c) December 18, 2008, except as specifically set forth in this Agreement, each Forbearing Noteholder will not exercise any of its rights or remedies that may exist with respect to any Note Default under any of the Existing DCC Note Documents or applicable law.
     2.2 Release. Except for the rights expressly arising out of, provided for, or reserved in this Agreement, upon the Effective Date and except as provided below, each Forbearing Noteholder releases, waives, withdraws, dismisses and forever discharges DCC, the Debtors and their respective, affiliates, divisions, principals, directors, officers, shareholders, employees, agents, attorneys, successors, assigns, insurers, heirs and executors (collectively, the “Released Parties”), from any and all liabilities, torts, causes of action, or any debts, obligations, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, executions, costs, claims and demands whatsoever in law or in equity and any other obligation of any kind or nature arising from or relating to the DCC Notes whether known, unknown, suspected or unsuspected, fixed or contingent, concealed or hidden, latent or patent, which a Forbearing Holder has against a Released Party; provided that, upon a termination of this Agreement pursuant to Section 6.2, then such release with respect to DCC shall become null and void and all of the rights, claims and causes of action held by the Forbearing Noteholders with respect to DCC, as the case may be, as of the Effective Date shall be fully restored.
     2.3 Interest Rates. Until the Termination Date, notwithstanding the terms of the Existing DCC Note Documents or the existence of any Note Default, on and after the Effective Date and at all times thereafter during the Forbearance Period, interest shall accrue under each of the Forbearing Notes at the non-default contractual rate of interest applicable to each such Forbearing Note and shall be payable as set forth in Section 2.5 hereof.
     2.4 Initial Payment. On December 28, 2006, the Company shall pay all accrued and unpaid interest owing as of the Effective Date with respect to the Forbearing Notes, calculated at the non-default interest rate applicable to each such Forbearing Note and any make-whole amounts due and owing as a Forbearing Noteholder as of the Effective Date up to an aggregate amount, for all such make-whole payments, of $1,500,000.
     2.5 Payments During the Forbearance Period. Notwithstanding the terms of the Existing DCC Note Documents or the existence of any Note Default, during the Forbearance Period, on each Quarterly Payment Date the Company shall make a payment of the DCC Notes in an amount equal to the amount of Excess Cash available on the business day immediately preceding such Quarterly Payment Date but in all cases each such quarterly payment shall be not less than the difference between (a) the sum of all Minimum Quarterly Payment Amounts through and including such quarter and (b) the sum of all payments previously made by DCC to the Forbearing Noteholders during the Forbearance Period. Each such payment shall be applied, first, to reduce any accrued and unpaid interest on the DCC Notes held by the Forbearing Noteholders on a pro rata basis (as determined on the date of such payment) among all outstanding DCC Notes held by the Forbearing Noteholders, and second, to reduce the outstanding principal amount of the DCC Notes held by the Forbearing Noteholders on a pro rata basis (as determined on the date of such payment).
     2.6 Payments After the Termination Date. In the event DCC receives any securities, cash or other property on account of the Intercompany Claim (the “Plan Distribution”), then DCC shall distribute to the Forbearing Noteholders a portion of the Plan Distribution that is equal in value to the then outstanding principal and interest amount owed to the Forbearing Noteholders. The value of the Plan Distribution shall be based on the average trading value of any such securities during the thirty (30) business days prior to any such distribution, provided, however, in the event there are no market values for the securities in the Plan Distribution, the value of the Plan Distribution shall be based upon the value of the Dana Corp. 6.5% Unsecured Notes due March 15,2008 during the thirty (30) business days prior to any such distribution. Any and all other payments made by DCC on or after the Termination Date, whether from the proceeds of any Collateral or otherwise, shall be applied in accordance with Section 5.5 of the Security Agreement.
     SECTION 3. SECURITY DOCUMENTS.
     As a condition precedent to the effectiveness of this Agreement, the Company shall have executed and delivered to the Collateral Agent the Security Agreement and the other Security Documents required to be executed and delivered pursuant to the terms of the Security Agreement. Each of the Forbearing Noteholders acknowledges the terms of, consents to and agrees to be bound in all respects by the Security Agreement and the other Security Documents, including, but not limited to, the indemnification and other provisions applicable to the Collateral Agent.
     SECTION 4. FORBEARANCE COVENANTS.
     The Company agrees that during the Forbearance Period the Company shall perform and observe all of the following provisions:
     4.1 Collateral Agent Fees. The Company shall pay to the Collateral Agent all of the fees and expenses of the Collateral Agent as and when required to be paid pursuant to the terms of the Security Documents and any separate fee letter that may be entered into by the Company with the Collateral Agent from time to time.
     4.2 Asset Sales.
     (A) The Company will use its best efforts to sell or cause the sale of the Portfolio Assets, however, without the prior consent of the Requisite Forbearing Noteholders (which consent will not be unreasonably withheld), the Company will not, and will not permit any Subsidiary to, make or otherwise effect the sale, lease, transfer or other disposition to any Person of any Portfolio Asset, except for a sale (i) to a third-party in exchange for not less than the applicable Minimum Sales Price for the Portfolio asset being sold or (ii) upon not less than 10 days written notice to and consultation with the SubCommittee.
     4.3 Restricted Payments; Investments. Without the prior consent of the Requisite Forbearing Noteholders (which consent will not be unreasonably withheld), the Company will not, and will not permit any Subsidiary to, make any Investment or Restricted Payment of any kind, provided that the following shall be permitted: (i) Investments in cash and Cash Equivalents, (ii) advances deemed to exist in connection with intercompany obligations owed by Dana to the Company in connection with lease obligations and other similar obligations between the Company and Dana; (iii) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business; (iv) the acquisition and holding of receivables and similar items owing in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) any securities received in connection with the bankruptcy or reorganization of any lessee or obligor under any portfolio investment and in settlement of delinquent obligations of, and other disputes with, lessees or obligors under any portfolio investment arising in the ordinary course of business; and (vi) investments existing as of the Effective Date.
     4.4 Restricted Cash. The Company will use commercially reasonably efforts to transfer to the United States any cash that is held outside the United States or that is generated from the sale of Portfolio Assets outside of the United States.
     4.5 Reporting and Meetings. The Company will:

     (A) as soon as available, but in any event within 30 days after the end of each fiscal quarter, deliver to the Forbearing Noteholders the unaudited consolidated balance sheet of the Company and its subsidiaries as of the last day of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter; and
     (B) from time to time upon the reasonable request of the SubCommittee, and upon reasonable advance notice, meet with the SubCommittee regarding the efforts of the Company to effect the sales of the Portfolio Assets contemplated pursuant to this Agreement.
     SECTION 5. SETTLEMENT AGREEMENT.
     5.1 Settlement Agreement. As a condition precedent to the effectiveness of this Agreement, the Company and Dana Corporation shall have entered into the Settlement Agreement and the Settlement Agreement shall have been approved by the Bankruptcy Court in substantially the form as attached to this Agreement.
     SECTION 6. TERMINATION EVENTS.
     6.1 Termination Events. For purposes of this Agreement, “Termination Event” means:
     (A) the failure of the Company to make any payment of principal or interest in accordance with Section 2.5 hereof within three business days after the due date thereof;
     (B) any representation, warranty or statement made by the Company in any Forbearance Document shall prove to be untrue in any material respect on the date as of which made or deemed made;
     (C) the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Forbearance Document (other than those referred to in Section 6.1(A) or (B) above) and such default is not remedied within 30 days after the earlier of (i) an officer of the Company obtaining knowledge of such default or (ii) the Company receiving written notice of such default from the Requisite Forbearing Noteholders;
     (D) a final judgment or order for the payment of money damages shall be rendered against the Company after the Effective Date by a court of competent jurisdiction, provided that the aggregate of all such judgments shall exceed $10,000,000 in excess of applicable insurance coverage; or
     (E) the commencement by the Company of a voluntary case under the Bankruptcy Code or the seeking of relief by the Company under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States.
     6.2 Termination of Forbearance Period. Upon the occurrence of any Termination Event the Requisite Forbearing Noteholders shall have the right upon providing written notice to the Company to terminate the Forbearance Period; provided, however, that notwithstanding the foregoing, upon the occurrence of a Termination Event described in Section 6.1(E) above, the Forbearance Period will automatically terminate without notice of any kind.
     6.3 Effect at End of Forbearance Period. On the Termination Date, whether pursuant to Section 6.2 or otherwise, the Forbearance Period shall automatically terminate and the Forbearing

Noteholders (or any thereof) shall be fully entitled to exercise any rights and remedies they may have as a result of any Note Default under their respective Existing DCC Note Documents, under the Forbearance Documents or applicable law.
     6.4 No Waiver. Nothing in this Agreement shall in any way be deemed to be a waiver of any Note Default that may now exist or that may exist at the end of the Forbearance Period.
     SECTION 7. CONDITIONS PRECEDENT.
     The effectiveness of this Agreement and the obligation of the Forbearing Noteholders to institute the provisions of this Agreement and the commencement of the Forbearance Period shall be effective on the date (the “Effective Date”) on which the following conditions precedent have been satisfied:
     (a) this Agreement shall have been executed by the Company and, on or before December ___, 2006 (or such later date as is agreed to by the Company), the Company shall have received signature counterparts to this Agreement in the form of Exhibit A hereto executed by the holders of (i) not less than 95% of the of the aggregate outstanding principal amount of the Private Placement Notes and (ii) not less than 95% of the aggregate outstanding principal amount of the Medium Term Notes or such lesser percentage as may be agreed to by the Company;
     (b) the Company shall have duly executed and delivered to the Collateral Agent the Security Agreement, and shall have executed and delivered each other document or agreement that is required to be executed and delivered in connection therewith;
     (c) the Settlement Agreement shall have been executed by the Company and Dana and the Bankruptcy Court shall have entered an order approving the Settlement Agreement in accordance with Section 5 of this Agreement.
     SECTION 8. MISCELLANEOUS.
     8.1 Captions. The Preliminary Statements to this Agreement (except for any definitions set forth therein) and the section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.
     8.2 Existing Documents Unaffected. Except as herein otherwise specifically provided, all provisions of the Existing DCC Note Documents shall remain in full force and effect and be unaffected hereby.
     8.3 Amendments or Modifications. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any variance hereto, shall be effective unless the same shall be in writing and signed by the Requisite Forbearing Noteholders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that: (i) any extension of the Forbearance Period shall require the written consent of all of the Forbearing Noteholders, (ii) any reduction in the principal amount of any DCC Note may not be made without the consent of the applicable holder of such DCC Note, (iii) any reduction in the rate of interest on any DCC Note may not be made without the consent of the applicable holder of such DCC Note, (iv) any release of the Company from any of its obligations under the Forbearance Agreement or any other Forbearance Documents, or any consent to the assignment of any of its rights thereunder, shall require the written consent of all of the Forbearing Noteholders; and (v) any reduction in the percentage set forth in the definition of “Requisite Forbearing Noteholders” or any modification or amendment to this Section 8.3 shall require the written consent of all of the Forbearing Noteholders.

     8.4 No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement.
     8.5 No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party.
     8.6 Successors and Assigns. This Agreement is binding upon the Company, the Forbearing Noteholders and their respective successors and assigns, and inures to the sole benefit of the Company, the Forbearing Noteholders and their successors and assigns; provided that notwithstanding anything in the Existing Note Documents to the contrary, without the prior written consent of the Company, no Forbearing Noteholder may assign all or any portion of its interest under any DCC Note without causing the purchaser or assignee of such interest to become a party to this Agreement pursuant to an instrument of assumption and joinder in form and substance reasonably acceptable to the Company and any other purported transfer or assignment shall be deemed to be void and of no force and effect. The Company does not have any right to assign its rights or delegate its duties under this Agreement.
     8.7 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.
     8.8 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.
     8.9 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed, in the case of any Forbearing Noteholder to its address set forth on its counterpart signature page with a copy to Matthew A. Cantor, Esq., Kirkland & Ellis, 153 E. 53rd Street, New York, New York 10022, and, in the case of the Company, addressed as follows: Dana Credit Corporation, 6201 Trust Drive, Holland, Ohio 43528, Attention: Joseph A. Beham, President, with a copy to Richard H. Engman, Esq., Jones Day, 222 E. 41st Street, New York, New York 10017. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or 48 hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.
     8.10 Severability of Provisions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.
     8.11 Payment of Professional Fees. The Company agrees to pay the reasonable fees and expenses of Kirkland & Ellis LLP (“K&E”) and Conway Del Genio Gries & Co., LLC (“CDG”), the Ad Hoc Committee’s legal and financial advisors, in each case that were incurred prior to the Effective Date in connection with the negotiation of this Agreement that (a) remain unpaid to K&E after application of its $250,000 retainer and (b) remain unpaid to CDG after application of the $69,406.59 held on retainer by CDG and that do not exceed $180,592.41. (i.e., a fixed fee in the amount of $250,000). Further, the Company will pay up to an additional $50,000, in total, on account of reasonable fees and expenses of the Ad Hoc Committee’s professionals that are incurred after the Effective Date.
     8.12 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
     (A) THIS AGREEMENT AND THE OTHER FORBEARANCE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Forbearance Document may be brought in the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.
     (B) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FORBEARANCE DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.

DANA CREDIT CORPORATION

By:

Name:
Title: